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                                                                  EX-99.B(j)(14)

                             WELLS FARGO FUNDS TRUST
                                POWER OF ATTORNEY
                             -----------------------

          Stacie D. DeAngelo, whose signature appears below, does hereby constitute and appoint Karla M. Rabusch, C. David Messman, and Christopher Bellonzi, each an officer of Wells Fargo Funds Trust (hereafter the "Trust"), each individually with power of substitution or resubstitution, her true and lawful attorneys in fact and agents (each, an "Attorney-in-Fact") with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter "SEC") in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, signing in the name and on behalf of the undersigned as Treasurer and/or principal financial officer of the Trust any and all such Registration Statements or amendments filed with the SEC and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Effective Date:
July 21, 2003

                                        By:     /s/ Stacie D. DeAngelo
                                           ------------------------------------
                                                  Stacie D. DeAngelo